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                                                       EXHIBIT 99


May 24, 2000
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We are aware that our report dated April 28, 2000 on our review of interim financial information of Vertex Pharmaceuticals Incorporated (the "Company") for the period ended March 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statement on Form S-3 dated May 24, 2000.

Yours very truly,


PricewaterhouseCoopers LLP